Exhibit 10.6

AGREEMENT made as of January 1, 1964 between 60 EAST 42ND ST. ASSOCIATES, a co-partnership having its office at 60 East 42nd Street, New York, New York (hereinafter called “Landlord”) and LINCOLN BUILDING ASSOCIATES., a co-partnership, having its office at 60 East 42nd Street, New York, New York (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, the parties entered into an agreement of lease dated October 1, 1958, whereby Landlord leased to Tenant, and Tenant hired that certain parcel of real property, with the buildings and improvements thereon, known as and by the street numbers 60 East 42nd Street and 301 Madison Avenue, New York, New York, together with the fixtures, chattels and articles of personal property used in connection with said premises (which agreement of lease is hereinafter called the “Lease”); and

WHEREAS, the parties desire to amend the lease,

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, the parties agree as follows:

1. Paragraph 2(A) of the Lease is hereby modified to provide that the rent shall be as follows:

“(i) For the period commencing January 1, 1964 through April 30, 1964 at the rate of $178,833.33 per month, payable on the first day of each month in advance;

“(ii) For the period commencing May 1, 1964 and continuing through September 30, 1983, Tenant covenants to pay an annual rent at the rate of Two Million Two Hundred Nineteen Thousand Dollars ($2,219,000) in equal monthly installments of $184,916.67, on the first day of each month in advance.

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2. Paragraph 3 of the Lease is hereby deleted and the following is inserted in its place:

3. Tenant may renew this Lease for two additional periods of twenty-five years each, upon the same terms and conditions, except that the annual rent during each renewal term shall be at the rate of $2,219,000, and except further that there shall be no right to renew this beyond September 30, 2033. Tenant shall give notice of its intention to renew the term of this Lease not less than eighteen months prior to the end of the then current lease term.”

3. The following shall be added to the Lease as paragraph 29:

“29. Tenant has heretofore agreed to act as agent for Landlord for the purpose of making certain physical improvements to the demised premises. Such improvements were undertaken commencing on January 1, 1961, and shall be fully completed by June 30, 1964. The improvements include, among other things, the conversion of all passenger elevators in the demised premises to automatic operation, the installation of additional electric service and the installation of additional air conditioning. Tenant has heretofore submitted to the Landlord, and Landlord has approved plans and specifications for all of such work.

Landlord hereby agrees to pay the cost of such work up to a maximum of $1,574,134.86 upon the later of either the completion of such work or June 30, 1964. In the event that the cost of such improvements shall exceed the aforementioned sum, Tenant shall pay such excess. All of such improvements which are paid for by Landlord shall become the property of Landlord immediately upon their construction or installation and shall be subject to the terms of this lease.

Tenant acknowledges that the aforementioned sum of $1,574,134.86 will be obtained by the Landlord refinancing the existing mortgage covering the demised premises. Tenant agrees that it will reimburse Landlord for all of Landlord’s disbursements and expenses in connection with such refinancing, including but not limited to mortgage recording taxes, recording fees, mortgage insurance, attorneys’ fees and brokerage fees.”

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4. Except as modified herein, the Lease shall continue in full force and effect according to its terms.

5. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

60 EAST 42ND ST. ASSOCIATES

By:	/s/ Henry W. Klein
Partner

LINCOLN BUILDING ASSOCIATES

By:	/s/ Harry B. Helmsley
Partner

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STATE OF NEW YORK             )

                                                             ss:

COUNTY OF NEW YORK         )

On this 21st day of April, 1964, before me personally came HENRY W. KLEIN, to me known and known to me to be a member of the firm of 60 EAST 42ND ST. ASSOCIATES, and to me known to be the individual who executed the foregoing instrument, and acknowledged that he executed the same, with the consent of and on behalf of said firm.

/s/ Ivan Shapiro

STATE OF NEW YORK             )

                                                             ss:

COUNTY OF NEW YORK         )

On this 22nd day of April, 1964, before me personally came HARRY B. HELMSLEY, to me known and known to me to be a member of the firm of LINCOLN BUILDING ASSOCIATES, and to me known to be the individual who executed the foregoing instrument, and acknowledged that he executed the same, with the consent of and on behalf of said firm.

/s/ Ivan Shapiro

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